   THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE
                           901(d) OF REGULATION S-T
    ___________________________________________________________________________




                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                    _____________________________________________

                                      FORM 8-K

                                   Current Report

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

                                   April 19, 1996
                                   --------------
                                   Date of Report


                             BAXTER INTERNATIONAL INC.
                             -------------------------
               (Exact name of registrant as specified in its charter)

                                      Delaware
                                      --------
                   (State or other jurisdiction of incorporation)


            1-4448                                    36-0781620
    ------------------------               ---------------------------------
    (Commission file number)               (IRS Employer Identification No.)


 One Baxter Parkway, Deerfield, Illinois                      60015
 ---------------------------------------                    ---------
 (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code:  (847) 948-2000



______________________________________________________________________________
                                 (Page 1 of 5 pages)

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Item 5.  OTHER EVENTS.

         On April 19, 1996, the Registrant issued a press release; the text of which is attached hereto.

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       BAXTER INTERNATIONAL INC.
                                       ------------------------------
                                              (Registrant)



                                       By: /s/ A. Gerard Sieck
                                           ---------------------
                                              A. Gerard Sieck
                                              Secretary

Date:  April 19, 1996

FOR IMMEDIATE RELEASE

News Media Contacts:         Jill Carter (847) 948-4555
                             Mary Thomas (847) 948-2815

Investor Relations Contacts: Neville Jeharajah (847) 948-2875
                             Jessica Fisher (847) 948-4639




                BAXTER AND OTHER COMPANIES PROPOSE A $600 MILLION FUND
                         TO SETTLE U.S. HEMOPHILIA LITIGATION


    DEERFIELD, Ill., April 19, 1996 -- Baxter Healthcare Corporation announced today that it is participating with Bayer Corporation, Armour Pharmaceutical Company/Rhone-Poulenc Rorer Inc. and Alpha Therapeutic Corporation in a joint settlement proposal to put an end to the U.S. hemophilia litigation.

    The proposal, set forth in a letter to all plaintiffs' counsel of record, includes a $600 million fund to be divided per capita by U.S. people with hemophilia who were tragically infected with the AIDS virus through use of non heat-treated blood-clotting therapies and an additional $40 million for legal fees and administration costs. The company said the $640 million is a final, firm offer. Baxter's share of the settlement would be $128 million, which is within its previously established reserves for all plasma-based therapy claims and litigation.

    According to the proposal, the companies expect to hear within a month whether it has been accepted by substantially all of the plaintiffs. If accepted, the companies will work with designated representatives of the plaintiffs' counsel to formalize the terms of the settlement and present it to the appropriate court and to the companies' insurers for approval.

                                        -more-

Baxter said that a settlement is the best way to resolve the issue so that immediate relief can be provided to those in need while also putting an end to the protracted litigation. "Baxter has been a leader in the treatment of hemophilia for more than 30 years. We deeply regret that early versions of the therapies that were designed to save lives unknowingly carried the AIDS virus. The virus had entered the blood supply before it was identified and this tragedy could not have been predicted or prevented," said John Bacich, president of Baxter's Hyland division. "This fund will provide support to those who have unmet needs and will allow the hemophilia community to move past the existing disputes," Bacich stated.

Baxter Healthcare Corporation is the domestic operating subsidiary of Baxter International. Baxter, through its subsidiaries, is the leading manufacturer and marketer of health-care products and services worldwide.
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